UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2007

CHINA WATER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-26175	88-0409151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A01, Baicheng Building 584 Yingbin Road Dashi, Panyu District Guangzhou, Guangdong, China	511430
(Address of principal executive offices)	(Zip Code)

(86-20) 3479 9708
(Registrant’s telephone number, including area code)

CHINA EVERGREEN ENVIRONMENTAL CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the filing of this Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Item 2.01 - Completion of Acquisition or Disposition of Assets

On December 29, 2007, we entered onto an Equity Transfer Agreement, pursuant to which we transferred a 58% out of our 90% interest in our subsidiary Guangdong Xinxingmei Water Affairs Co., Ltd. (“GXWA”) to Wenning Pu, an unaffiliated buyer for 7,308,600 RMB (approximately $1,000,000). Wenning Pu previously was a 10% owner of GWXA. Accordingly, by reason of the transaction, our ownership of GXWA was reduced from 90% to 32% and Wenning Pu’s ownership of GXWA was increased from 10% to 68%. The proceeds of the sale will be used by us as working capital.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro-forma financial information.

To be provided by amendment.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Equity Transfer Agreement between the Evergreen Asset Group Ltd., a subsidiary of the Registrant, and Wenning Pu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER GROUP, INC.

Date: January 16, 2008	By:	/s/ Chongliang Pu
		Name:	Chongliang Pu
		Title:	Chief Executive Officer